Exhibit 10.6
AGREEMENT AND GENERAL RELEASE
This Agreement and General Release (the “Agreement”) is made as of the 1st day of October 2024 between Sheamus Toal (the “Employee”) and The Children’s Place Services Company, LLC and its parents and direct and indirect subsidiaries and affiliated corporations (collectively, the “Employer” or the “Company”).
1.Separation from Employment. The Employee acknowledges, confirms and agrees that the Employee’s last day of employment with the Company (the “Separation Date”) shall be the earlier of December 14, 2024, and (ii) the Early Separation Date (defined below). For the avoidance of confusion, however, Employee’s separation date for purposes determining vesting of stock-based compensation awards shall be December 14, 2024.
2.Transition Period. During the period beginning on October 1, 2024, and ending on the Separation Date (the “Transition Period”), the Employee will remain an at-will employee of the Employer and shall continue to perform all services for the Employer, unless directed by the Employer to not report to work or perform any services (either from the office or a remote location) for the Employer. In the event the Employer directs the Employee to not report to work or perform any services, the Employee shall nonetheless, during this Transition Period, be readily available via telephone, e-mail and/or in person, during regular business hours, to (a) respond to inquiries from the Employer, (b) attend meetings, and (c) upon the Employer’s request, assist with any open matters and/or issues relating to the transition of the Employee’s duties. At all times during the Transition Period, the Employee agrees to comply with Paragraphs 7, 8, 9 and 15 hereof. During the Transition Period (subject to the Employee's satisfactory performance of the services that the Employee is requested to perform and compliance with the terms of this Paragraph 2), the Employee shall (i) remain on the Employer’s payroll and continue to be paid the Employee's base salary (at the rate in effect immediately prior to the Transition Period) in accordance with the Employer’s customary payroll practices, and (ii) be entitled to participate in the Employer’s benefit plans to the extent and on the same basis that the Employee participated in such plans prior to the Transition Period (subject to any changes to such plan that are generally applicable to all employees). Employer reserves the right to terminate Employee’s employment prior to December 14, 2024 for any or no reason, including if the Employee fails to satisfactorily perform the services that the Employee is requested to perform during the Transition Period, breaches the Employee’s obligations under this Agreement or violates any of the terms of this Paragraph 2 (the date of such termination (if any) hereinafter, the “Early Separation Date”). In the event of such early termination, the Employee’s entitlement to salary and benefits pursuant to this Paragraph 2 shall terminate in full on the Early Separation Date. Employee, however, shall remain entitled to the consideration provided in Paragraph 3 of this Agreement and Employee’s separation date for determining vesting of stock-based compensation awards shall still be December 14, 2024.
1.Separation Payment and Benefits (a) As good and valuable consideration for the Employee’s execution, delivery and non-revocation of this Agreement and the Reaffirmation (defined below), the Employer shall, subject to the effectiveness of this Agreement and the Reaffirmation, pay to the Employee the amount of Two Million One Hundred Seventy-Five Thousand Dollars ($2,175,000), less legally required payroll deductions, which amount shall be paid within ten (10) business days following execution and effectiveness of the Agreement and of the Reaffirmation and subject to the terms contained herein and therein.
(b)     As good and valuable consideration for the Employee’s execution, delivery, and non-revocation of this Agreement, the Employer also shall, subject to the effectiveness of this Agreement and General Release, waive the Employee’s premium costs for continued health and/

or dental coverage under the Company’s group health plan(s) pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for a period of eighteen (18) months or the date the Employee becomes eligible for such benefits through full-time employment with another entity or third party that offers health benefits, whichever date is sooner and, provided, that the Employee timely elects such COBRA coverage in accordance with the requirements of such plan(s). Thereafter, should the Employee desire to continue COBRA coverage, the Employee shall be responsible for the full applicable COBRA premium costs.
(c)     Employer shall consider Employee’s separation date to be December 14, 2024 for determining vesting of Employee’s applicable stock-based compensation award that will vest on December 2, 2024.
(d)     As material conditions to the Employee’s receipt of the payments described in this Paragraph 3 above, the Employee shall: (i) execute and deliver to the Employer the Reaffirmation of Agreement and General Release (the “Reaffirmation”) annexed hereto as Exhibit A on, or within five (5) days following, (but not before) the Separation Date; and (ii) not revoke the Reaffirmation within the revocation period set forth therein..
3.Acknowledgments Regarding Payments and Benefits. The Employer represents and warrants, and the Employee acknowledges, that the consideration set forth in Paragraphs 2 and 3 of this Agreement exceeds, supersedes, and extinguishes the amount, if any, that the Employee may be entitled to under any offer letter or employment agreement, verbal or written, as well as any employment or personnel policies, procedures or handbooks, including but not limited to, severance plans, policies or precedent utilized by the Employer or any other legal obligation which the Employer may have to the Employee. The Employee further acknowledges that in the absence of this Agreement, the Employee would not be entitled to, among other things, the payments provided by this Agreement. The Employee also acknowledges that any monetary or other benefits which, prior to the execution of this Agreement, the Employee may have earned or accrued or to which the Employee may have been entitled to be paid prior to the execution of this Agreement, have been paid, or addressed in this Agreement, or such payments or benefits have been released, waived or settled by the Employee pursuant to this Agreement. Except for payments to which Employee is entitled pursuant to this Agreement or payments that are otherwise exempted from the scope of the release in this Agreement, the Employee agrees that the Employee is not entitled to and will not seek any further consideration, including, but not limited to, any wages, vacation pay, sick pay, disability pay, bonus, compensation (including cash-based or equity-based compensation and/or awards , payment or benefit from the Released Parties (as defined in Paragraph 12). The Employee further agrees that except as otherwise provided by this Agreement the Employee shall not accrue any additional awards or rights pursuant to any equity plan of the Company and shall forfeit any rights to any awards, other than Employee’s unvested award that will vest on December 2, 2024.
4.Return of Company Property. The Employee understands and agrees that, whether the Employee signs this Agreement or not, and as a prior condition to receiving the consideration set forth in Paragraphs 2 and 3, the Employee must return to the Company all laptops, cellular telephones, iPhones, iPads, blackberries, keys, locks, credit cards, documents, records, materials, and other information of any type whatsoever that is the property of the Company or its affiliates. The Employee further agrees that the Employee must not retain and shall immediately return any copies, images, or reproductions of correspondence, memoranda, reports, financial information, notebooks, drawings, photographs, or other documents relating in any way to the affairs of the Company, its affiliates or their respective vendors. Notwithstanding the foregoing, Employee may retain any agreements between Employee and Employer and any documents concerning vested benefits to which Employee is entitled by virtue of Employee’s employment with Employer.
5.Consultation with Counsel and Voluntariness of Agreement.
(a)The Employee acknowledges that the Employer has advised the Employee in writing to consult with an attorney prior to executing this Agreement. The Employee further acknowledges that, to the extent desired, the Employee has consulted with the Employee’s own attorney in reviewing this Agreement, the Employee has carefully read and fully understands all the provisions of this Agreement, and that the Employee is voluntarily entering into this Agreement.
(b)The Employee further acknowledges and agrees that the Employee has had a period of at least twenty-one (21) days in which to consider the terms of this Agreement and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.
(c)Unless revoked as provided below, this Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery of this Agreement to the Employer by the Employee. The parties to this Agreement understand and agree that the Employee may revoke this Agreement after having executed and delivered it to the Employer by so advising the Employer in writing no later than 11:59 p.m. on the seventh (7th) day after the Employee’s execution and delivery of this Agreement to the Employer. If the Employee revokes this Agreement, it shall not be effective or enforceable, and the Employee shall not be entitled to the payments or benefits set forth in Paragraphs 2 and 3 of this Agreement.
2.Confidentiality of Agreement. Except as otherwise provided in Paragraph 21, the Employee agrees:
    (a)     The Employee will not disclose the existence of this Agreement or the terms and conditions of this Agreement to any person or entity, except: (i) to comply with or enforce this Agreement; (ii) to the Employee’s legal, certified financial or tax advisors, spouse, and to the Internal Revenue Service or any similar state or local taxation authority; or (iii) as otherwise permitted by law. The parties to this Agreement expressly acknowledge and agree that there are no claims by the Employee against the Company relating to discrimination, retaliation and/or harassment. As such, the scope of the confidentiality and nondisclosure provisions contained herein are not limited, or otherwise covered by, any applicable New Jersey state law restricting the scope of such confidentiality/nondisclosure terms in the context of claims made related to discrimination, retaliation and/or harassment.
(b)    The Employee agrees not to make any disparaging statements, comments, or remarks, whether written or oral (collectively, “Disparaging Statements”), to employees or affiliates of the Company entities, or to any third party, regarding the Company or any other Company entities or any of their respective officers, directors or Mithaq Capital SPC and its affiliates (including Mithaq Holding Company and its affiliates) or, in their capacity as such, their employees, agents, representatives, administrators, attorneys, and advisors, except (a) on a confidential basis to his attorneys, advisors, or immediate family, provided that the Employee does not direct, encourage, or request that these individuals violate his obligations under this Paragraph 7(b), and the Employee will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 7(b) to the extent reasonably necessary to correct or refute such Disparaging Statement, or (e) pursuant to the exercise of the Indemnification Rights or the Executive Protections. “Disparaging” statements, comments, suggestions, or remarks are those that are defamatory or that, directly or indirectly, impugn in any manner the character, honesty, integrity, morality, ethics, or business acumen or abilities of the individual or entity at issue, including, without limitation, in any press release, official statement, or filing. The Company, on behalf of itself and the Company entities, agrees that its current directors and, during the period of their service with the Company or the applicable Company entity, its current officers (within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall not, and the Company agrees to instruct its Senior Leadership, not to, make any Disparaging Statements to employees or affiliates of the Company entities, or to any third party, regarding the Employee, or his advisors or attorneys, except (a) on a confidential basis to their attorneys and other advisors, provided that they do not direct, encourage, or request that these individuals violate the Company’s, or the Company entities’ obligations under this Paragraph 7(b), and the Company and the other Company entities will instruct those individuals not to make any Disparaging Statements, (b) as required by applicable law, regulation, statute, or fiduciary obligation, (c) as necessary to enforce rights under this Agreement, (d) to respond publicly to a Disparaging Statement made publicly in breach of this Paragraph 7(b) to the extent reasonably necessary to correct or refute such Disparaging Statement, and (e) on a confidential basis to the Company’s auditors.  Notwithstanding the foregoing, nothing herein prohibits any person from providing truthful testimony in response to lawful legal process as part of an investigation or lawsuit, and nothing herein prohibits the Company’s directors and officers from discussing privately and in confidence the Employee or his work between or among one another.
6.Confidential and Proprietary Information and Work Product. The Employee acknowledges and agrees that the Employee continues to be bound by the terms of the Confidentiality, Work Product and Non-solicitation Agreement, signed by the Employee on November 7, 2022 (the “Confidentiality Agreement”).
7.No Interference With Business Operations.
(a)The Employee agrees that for a period of twelve (12) months following the Separation Date, the Employee will not directly or indirectly interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its vendors, suppliers, consultants, lessors, franchisees, wholesale customers, independent contractors, agents, employees, or any operator or owner of an internet (e-commerce) site with whom the Company does business on, or during the six (6) months immediately precedent, the Separation Date.
(b)The Employee further agrees that for a period of twelve (12) months following the Separation Date, Employee will not interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its vendors, lessors, franchisees, wholesale customers, independent contractors, agents, employees, or any operator or owner of an internet (e-commerce) site with whom the Company does business on, or during the six (6) months immediately preceding, the Separation Date. This provision does not prohibit customary competitive business activity.

(c)The Employee acknowledges and agrees that the restrictions on the activities in which the Employee may engage that are set forth in Paragraphs 9(a) of this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the Company’s legitimate business interests. The Employee understands that the Company’s business is global and, accordingly, the restrictions cannot be limited to any particular geographic area except as otherwise provided herein. The Employee further acknowledges that the restrictions contained in this Agreement will not prevent the Employee from earning a livelihood.
8.Injunctive Relief. The Employee acknowledges that a breach or threatened breach of any of the terms set forth in Paragraphs 7, 8 or 9 of this Agreement shall result in an immediate irreparable and continuing harm to the Employer for which there shall be no adequate remedy of law. The Employer shall, without posting a bond, be entitled to obtain injunctive and other equitable relief, in addition to any other remedies available to the Employer in connection with Paragraphs 7, 8 and 9 of this Agreement.
9.Confirmation of Employment. The Employee shall direct all reference requests to the Company’s automated reference service (The Work Number at 1-800-367-5690; Employer Code 10048) and consistent with the Company’s general policy regarding requests for employee references, the Company shall provide only the Employee’s dates of employment and position.
10.Employee Release of Employer and Released Parties.
(a)In exchange for the consideration set forth above, the Employee, on behalf of the Employee and the Employee’s agents, assignees, attorneys, heirs, executors and administrators, voluntarily and knowingly releases the Employer, as well as the Employer’s successors, predecessors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, agents and representatives, in both their individual and representative capacities (collectively, the “Released Parties”), from any and all claims, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, and attorneys’ fees by reason of any matter, cause, act or omission arising out of or in connection with the Employee’s employment with the Employer or separation therefrom, including but not limited to any claims based upon common law, or any federal, state or local employment statutes or civil rights laws (hereafter the “Claims”). Claims, as included in this release, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act (the OWBPA”); the Americans with Disabilities Act; the Lily Ledbetter Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey Wage Payment Act; the Sarbanes-Oxley Act of 2002; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and any other laws prohibiting discrimination, retaliation, wrongful termination, breach of contract, defamation, invasion of privacy, whistleblowing or infliction of emotional distress, or any other matter. This releases all Claims including those of which the Employee is not aware and those not mentioned in this Agreement up to the date of the execution and delivery of this Agreement to Company. The Employee expressly acknowledges and agrees that, by entering into this Agreement, the Employee is releasing and waiving any and all Claims, including, without limitation, claims that the Employee may have arising under ADEA, which have arisen on or before the date of the Employee’s execution and delivery of this Agreement to Company.
(b)This release does not waive rights or claims that may arise after this release is executed, including any right or claim to enforce the terms of this Agreement, and does not waive any rights or Claims hereunder or which cannot be waived as a matter of law. This release also does not waive any rights or claims preserved by the terms of Paragraph 15 and Paragraph 22 of this Agreement.
(c)Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with the Employee’s protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement.
11.Release by the Company.
In exchange for the Release provided by the Employee described in Paragraph 12 and the Employee’s other covenants pursuant to this Agreement, effective from and after the Effective Date, the Company, for itself and on behalf of the their respective present and former representatives, officers, directors and Mithaq Capital SPC and all others acting or purporting to act on its or their behalf (collectively, the “Company Releasing Parties”), hereby unconditionally and irrevocably waives, releases, and forever discharges the Employee and each of his current and former agents, advisors, representatives, successors, assigns, beneficiaries, executors, administrators, insurers, reinsurers, sureties, attorneys, and all others acting or purporting to act on his behalf, past and present (collectively, the “Employee Released Parties”), from any and all debts, demands, actions, causes of action, complaints, suits, accounts, covenants, contracts, agreements, damages, losses, judgments, executions, orders, fees, costs, and expenses, and any and all claims, demands and liabilities whatsoever of any kind, whether in law or in equity, known or unknown, suspected or unsuspected, whether sounding in tort, contract, under municipal, state, or federal law or any other rule, regulation or authority, including but not limited to the “Clawback Policy” as defined in the Company’s Annual Proxy that the Company Releasing Parties have, or ever had, against the Employee Released Parties, based on any fact or thing occurring from the beginning of time to the Effective Date. From and after the Payment Date, any Employee Released Party may plead this Agreement as a complete defense and bar to any released claim brought in contravention hereof.

12.Representations by the Employee. (a) Except as otherwise provided in Paragraph 21, the Employee hereby represents and warrants to the Released Parties that: (a) as of the date of this Agreement the Employee has not filed, caused, or permitted to be filed any pending lawsuit or complaint against the Released Parties, nor has the Employee agreed to do any of the foregoing; and (b) the Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against the Released Parties that has been released in this Agreement.
    (b)    The Employee represents and warrants that the Employee: (i) has not made any misrepresentations or engaged in any misconduct or malfeasance during the Employee’s employment that would constitute a material violation under the Company’s Code of Business Conduct; and (ii) is not aware of any misconduct or malfeasance by any employee, independent contractor or director of the Company that the Employee should report in accordance with the Company’s Code of Business Conduct or any irregularity in the Company’s books or records or any other matter relating to the Company’s accounting that should properly be reported by the Employee pursuant to the procedures established by the Company for making such reports, except any that has already been reported by the Employee in writing to the appropriate personnel of the Company.

13.Removal from Company Positions and Indemnification. The Employee agrees that as of the Separation Date, the Employee hereby resigns from all positions held on behalf of the Company including but not limited to officer, director, agent, representative, trustee, administrator, fiduciary and signatory. In addition, with respect to all acts or omissions of the Employee which occurred prior to the Separation Date, the Company agrees to continue to indemnify the Employee to the same extent that the Employee was indemnified prior to the Separation Date and that the Employee shall retain the benefit of all directors and officers liability insurance and coverage maintained by the Company with respect to claims made during the period provided by the Company’s current policy and to the extent provided by any future policy from time to time maintained by the Company with respect to other former executives of the Company, in each case on the terms and conditions of such policy.
14.Cooperation. Except as otherwise provided in Paragraph 21, the Employee shall furnish such information as may be in the Employee’s possession to, and cooperate with, the Company as may reasonably be requested by the Company in the orderly transfer of the Employee’s responsibilities to other Company employees or in connection with any litigation or other proceeding in which the Company is or may be involved or a party. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with providing cooperation under this Paragraph, including attorneys’ fees and costs when the Company reasonably determines that Employee should have independent counsel.
15.Violation of Terms. Should the Employee materially violate any provision of this Agreement, then, the Company may at its option and as applicable (i) plead this Agreement in bar to any such action; and (ii) seek all damages or legal remedies available to the Employer (including without limitation injunctive relief and monetary damages, costs and reasonable attorney’s fees.) The Employee agrees that if the Employee is required to return such payments, this Agreement shall continue to be binding on the Employee and the Released Parties shall be entitled to enforce the provisions of this Agreement as if the payments had not been repaid to Company and Company shall have no further obligations to pay or provide the Employee with any of the payments and benefits set forth herein. Should the Employer violate any provision of this Agreement, then the Employee shall have all remedies and civil actions available to remedy the Employee’s damages. If the Separation Payment in Paragraph 3 is not paid to the Employee when and as provided for in Paragraph 3 above, and the Company fails to cure such breach within five (5) days after receiving written notice thereof, then, notwithstanding any contrary provisions herein, (i) in lieu of the Severance Payment provided for in Paragraph 3 above, the Employee shall receive the severance benefits provided by Section 4 of the Change in Control Severance Agreement between the Company and Employee; and (ii) the Employee’s termination of employment with the Company shall be deemed to be an Involuntary Termination Event, as defined in and in connection with any and all awards to the Employee of the Company’s common stock, and, consequently, all otherwise unvested common stock of the Company under such awards shall become fully vested and be immediately delivered to the Employee. The parties agree that, should either party seek to enforce the terms of this Agreement through litigation, then the prevailing party, in addition to all other legal remedies, shall be reimbursed by the other party for all reasonable attorneys’ fees in relation to such litigation. However, in accordance with applicable laws, if the Employee commences a proceeding under the OWBPA and/or the ADEA to challenge the validity of this release and prevails on the merits of an ADEA claim, the above shall not apply, and the court shall have discretion to determine whether the Company is entitled to restitution, recoupment or set off (a “reduction”) against a monetary award obtained by the Employee, which cannot exceed the amount the Employee recovers or the amount the Employee received for signing this release, whichever is less.
16.No Admission. Nothing contained in this Agreement nor the fact that the parties have signed this Agreement shall be construed as an admission by either party.

17.Waiver of Reinstatement. By entering into this Agreement, the Employee acknowledges that the Employee waives any claim to reinstatement and/or future employment with the Employer. The Employee further acknowledges that the Employee is not and shall not be entitled to any payments, benefits or other obligations from the Released Parties whatsoever (except as expressly set forth in this Agreement) based on the Company’s denial of such reinstatement and/or future employment. Notwithstanding the foregoing, in the event the Company acquires, merges with, or otherwise joins an entity at which Employee is currently working or providing services to, nothing in this Agreement requires the termination of that relationship.
18.Delay in Payments as Required by Section 409A of the Code. The Employee and the Company confirm that it is intended that payments and benefits made or provided under this Agreement shall comply with or be exempt from Section 409A of the Internal Revenue Code. Notwithstanding any provisions herein to the contrary, if all or any portion of the payments due under Paragraph 2 hereof are reasonably determined to be “nonqualified deferred compensation” subject to Section 409A of the Code and the Company determines that the Employee is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code and the other guidance promulgated thereunder), then such payments shall commence on the first regular payroll date on or immediately following the first day of the seventh month following the Employee’s “separation from service”, as defined in Treasury Regulation Section. 1.409A-1(h), including the default presumptions and the first of such payments shall include all amounts otherwise payable prior to the first payment date but for the application of this Paragraph 19.
19.Section 409A of the Code. The Employee hereby acknowledges and agrees with the Company that the interpretation of Section 409A of the Code and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to the Employee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code are intended to comply with Section 409A of the Code. If, however, any such benefit or payment is deemed to not comply with Section 409A of the Code, the Employee and the Company agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any payment payable hereof), if possible, so that either (i) Section 409A of the Code will not apply or (ii) compliance with Section 409A of the Code will be achieved. The Company shall consult with the Employee in good faith regarding the implementation of the provisions of this Paragraph 20; provided, that neither the Company nor any of its employees or representatives shall have any liability to the Employee with respect to Section 409A of the Code.
20.Exceptions. Nothing in this Agreement or any of its provisions prohibits or restricts the Employee from (i) making a claim for vested rights under ERISA-covered employee benefit plans as applicable on the date the Employee sign this Agreement; (ii) making a claim that may arise after the Employee signs this Agreement; (iii) making a claim which cannot be released by private agreement; (iv) initiating, testifying, assisting, complying with a subpoena from or participating in any manner with an investigation conducted by the appropriate local, state, or federal agency; (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or any other public benefits to which the Employee is entitled; (vi) speaking with law enforcement, the Equal Employment Opportunity Commission, a local commission on human rights, or an attorney retained by the Employee; or (vii) filing, testifying, or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state, or municipal law relating to fraud or any rule, regulation, or investigation of a governmental agency (including, but not limited to, the Securities Exchange Commission (“SEC”)), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Company shall not be required to make any reports or disclosures under this Paragraph.  Nevertheless, the Employee acknowledges and agrees that by virtue of the general release set forth in this Agreement, the Employee has waived any relief available to them (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in the general release set forth above in this Agreement. Therefore, except as set forth herein, the Employee agrees that they will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. This Agreement does not, however, waive or release the Employee’s right to receive a whistleblower award from the SEC for information provided to the SEC.
21.Miscellaneous. This Agreement contains the entire understanding between the parties with respect to the subject matter herein. This Agreement supersedes any and all previous agreements, whether written or oral, between the Employee and the Employer except for any agreements that Employee entered into in connection with Employee’s employment with the Employer concerning the at-will nature of Employee’s employment, governing the protection of confidential or proprietary information or trade secrets, , and requiring that all disputes be submitted exclusively to arbitration (“Mutual Agreement to Arbitrate Claims”), and plans, all of which shall remain in full force and effect. Other than the aforementioned agreements, there are no other representations, agreements or understandings, oral or written, between the parties relating to the subject matter of this Agreement. No amendment to or modification of this Agreement shall be valid unless made in writing and executed by the parties hereto subsequent to the date of this Agreement. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties, as well as their administrators, representatives, agents, executors, successors and assigns.
22.Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in such State and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction. Except in the event the Company seeks to enforce its rights under Paragraphs 7, 8, 9 or 10 of this Agreement, the parties agree to mediate any dispute arising under this Agreement. In the event of any such dispute subject to mediation, the parties, within thirty (30) days of a written request for mediation, shall attend a mediation to be conducted in New Jersey in order to make a good faith reasonable effort to resolve such dispute. The Company shall bear the cost of the mediation expenses. The parties shall attempt, in good faith, to agree to a mediator. If the parties are unable to agree to a mediator, the parties shall submit the matter to the American Arbitration Association to appoint a mediator and conduct the mediation in New Jersey. If this good faith mediation effort fails to resolve the dispute arising under this Agreement or in the event the Company seeks to enforce its rights under Paragraphs 7, 8, 9 or 10 of this Agreement, then either party may commence a legal suit, action or proceeding to resolve such dispute, provided that such legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in a New Jersey federal or state court. The Employee and Employer agree to waive any objection which either may now or hereafter have to the laying of venue of any such suit, action or proceeding and the Employee and Employer irrevocably submit to the exclusive jurisdiction of any such court in any suit, action or proceeding.
23.Severability. If any term, provision or part of this Agreement shall be determined to be in conflict with any applicable federal, state or other governmental law or regulation, or otherwise shall be invalid or unlawful, such term, provision or part shall continue in effect to the extent permitted by such law or regulation. Such invalidity, unenforceability or unlawfulness shall not affect or impair any other terms, provisions and parts of this Agreement not in conflict, invalid or unlawful, and such terms, provisions and parts shall continue in full force and effect and remain binding upon the parties hereto.
THE EMPLOYEE STATES THAT THE EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT PRIOR TO SIGNING IT, THAT THE AGREEMENT HAS BEEN FULLY EXPLAINED TO THE EMPLOYEE PRIOR TO SIGNING IT, THAT THE EMPLOYEE HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY AN ATTORNEY AT THE EMPLOYEE’S OWN EXPENSE AND THE EMPLOYEE UNDERSTANDS THE AGREEMENT’S FINAL AND BINDING EFFECT PRIOR TO SIGNING IT, AND THAT THE EMPLOYEE IS SIGNING THE RELEASE KNOWINGLY AND VOLUNTARILY WITH THE FULL INTENTION OF COMPROMISING, SETTLING, AND RELEASING THE RELEASED PARTIES AS STATED IN THIS AGREEMENT.
Agreed to and accepted by, on this ____ day of October, 2024.

EMPLOYEE:

_______________________________
Name: Sheamus Toal

Agreed to and accepted by, on this ____ day of October, 2024.

THE CHILDREN’S PLACE SERVICES COMPANY, LLC

By: ___________________________
Name: Jared Shure
Title: Chief Administrative Officer, General Counsel

EXHIBIT A

This Reaffirmation must be executed and delivered to Employer (Attn: General Counsel) on, or within five (5) days following (but not before), the Separation Date.

REAFFIRMATION OF AGREEMENTAND GENERAL RELEASE

1.    Capitalized terms used but not defined in this Reaffirmation of Agreement and General Release (“Reaffirmation”) shall have the meaning set forth in the Agreement and General Release (the “Agreement”) between the Employee and the Employer, a copy of which is attached hereto.

2.    The Employee hereby affirms the validity of the general release of the Released Parties set forth in Paragraph 12 of the Agreement and all other provisions of the Agreement. The Employee also affirms that the Employee is not in default of any provision of the Agreement. The Employee acknowledges that the Agreement is complete, true, accurate, valid and in full force and effect as of the date below.

3.    Subject to the same limitations applicable to the release in Paragraph 12 of the Agreement, in consideration of the payments and benefits set forth in Paragraph 3 of the Agreement, the Employee hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that the Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Reaffirmation to the Employer. “Claims” shall have the meaning set forth in Paragraph 12 of the Agreement. Subject to the same limitations applicable to the release in Paragraph 12 of the Agreement, this Section 3 releases all Claims including those of which the Employee is not aware and those not mentioned in the Agreement or this Reaffirmation. Except as otherwise exempted by the terms of the Agreement, the Employee specifically releases any and all Claims arising out the Employee’s employment with the Employer and/or its predecessors or termination therefrom. The Employee expressly acknowledges and agrees that, by entering into this Reaffirmation, the Employee is releasing and waiving any and all Claims which have arisen on or before the date of the Employee’s execution and delivery of this Reaffirmation to Employer.

4.    The Employer and the Employee acknowledge and agree that neither the Agreement nor this Reaffirmation waive rights or claims that may arise after this Reaffirmation is executed, including any right or claim to enforce the terms of the Agreement, and does not waive any rights or Claims which cannot be waived as a matter of law. Notwithstanding anything set forth in this Agreement or the Reaffirmation to the contrary, nothing in this Agreement or Reaffirmation shall affect or be used to interfere with the Employee’s protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement

5.    (a) The Employee acknowledges that the Employer has advised the Employee in writing to consult with an attorney at his own expense prior to executing this Reaffirmation. The Employee further acknowledges that, to the extent desired, the Employee has consulted with the Employee’s own attorney in reviewing this Reaffirmation, that the Employee has carefully read and fully understands all the provisions of this Reaffirmation, and that the Employee is voluntarily entering into this Reaffirmation.
(b)    The Employee further acknowledges that the Employee has had a period of at least twenty-one (21) days in which to consider the terms of this Reaffirmation and changes to the Reaffirmation, whether material or immaterial, do not restart the running of the 21-day period.
(c)    Unless revoked as provided below, this Reaffirmation shall be effective and enforceable on the eighth (8th) day after execution and delivery of this Reaffirmation to Employer by the Employee. The parties to this Agreement understand and agree that the Employee may revoke this Reaffirmation after having executed and delivered it to Employer by so advising Employer in writing no later than 11:59 p.m. on the seventh (7th) day after the Employee’s execution and delivery of this Reaffirmation to Employer. If the Employee revokes this Reaffirmation, it shall not be effective or enforceable, the Employee shall not be entitled to the payments or benefits set forth in Paragraph 3 of the Agreement.

Agreed to and accepted by, on this ____ day of December 2024.

Witness:	EMPLOYEE:

Name: Sheamus Toal

Agreed to and accepted by, on this ____ day of December 2024.

THE CHILDREN’S PLACE SERVICES Company, LLC

By: ___________________________
Name: Jared Shure
Title: Chief Administrative Officer, General Counsel